Exhibit 99.5

PRESS RELEASE

Issued: Wednesday 18th May 2016

GSK presents efficacy data for Anoro® Ellipta® in COPD patients who remained symptomatic on tiotropium

GlaxoSmithKline (LSE/NYSE: GSK) and Innoviva, Inc. (NASDAQ: INVA) today announced results from data presented at the American Thoracic Society (ATS) 2016 International Conference investigating the efficacy and safety of Anoro® Ellipta® (umeclidinium/vilanterol, ‘UMEC/VI’) in patients with moderate chronic obstructive pulmonary disease (COPD) who continued to have symptoms while on tiotropium monotherapy.

For patients in the study who were switched from tiotropium 18mcg to UMEC/VI 62.5/25mcg, a statistically significant improvement of 88mL (P<0.001; 95% CI 45, 131) was shown at week 12 for the primary efficacy endpoint of lung function (measured by trough FEV1), compared to patients who remained on tiotropium 18mcg for the duration of the study.

For the secondary efficacy endpoint of three hour post-dose FEV1, a statistically significant improvement in lung function of 73mL (P=0.004; 95% CI 24, 122) was also shown at week 12 for patients who were switched to UMEC/VI 62.5mcg, compared to patients who stayed on tiotropium 18mcg for the duration of the study.

Professor Neil Barnes, Global Respiratory Franchise Medical Head, GSK, said: “For COPD patients who remain symptomatic it is important that their lung function is optimised effectively. These efficacy data demonstrate the improvement in lung function that can be achieved in patients with moderate COPD when changing treatment from monotherapy with tiotropium 18mcg to dual bronchodilation with Anoro Ellipta.”

Furthermore, Dr. Ted Witek, Chief Scientific Officer of Innoviva, Inc. said: “This adds to the growing evidence base that shows that use of two mechanistic pathways can help symptomatic patients with COPD to improve their lung function.”

The most commonly reported adverse events for both UMEC/VI 62.5/25mcg and tiotropium 18mcg were nasopharyngitis (7% UMEC/VI 62.5/25mcg; 7% tiotropium 18mcg) and headache (6% UMEC/VI 62.5/25mcg; 7% tiotropium 18mcg). The overall incidence of on-treatment adverse events was 30% in the UMEC/VI 62.5/25mcg group and 31% in the tiotropium 18mcg group. The incidence of any on-treatment non-fatal serious adverse event was 2% in the UMEC/VI 62.5/25mcg arm and 2% in the tiotropium 18mcg arm. There was one fatal serious adverse event in the UMEC/VI group which was not related to study medication.

Study Design

The study (DB2116960) was a 12-week, multicentre, randomised, blinded* study designed to compare UMEC/VI 62.5/25mcg once-daily with tiotropium 18mcg once-daily in patients with moderate COPD who continue to have symptoms on tiotropium.

Patients in the study were required to have been prescribed tiotropium 18mcg once-daily for at least 3 months prior to screening and have completed a 4-week run-in on open-label tiotropium prior to randomisation. Patients had to be ‘symptomatic’ (defined as 50—70% predicted post-bronchodilator forced expiratory volume in one second [FEV1] with a modified Medical Research Council [mMRC]

*Details of the blinding process for tiotropium can be found on page 474 in Decramer M et al. Lancet Respir Med 2014; 2:472—486.5.

score of ≥1) at screening and at randomisation.

A total of 494 patients were randomised 1:1 to UMEC/VI 62.5/25mcg once-daily administered via the Ellipta inhaler or tiotropium 18mcg once-daily administered via a Handihaler® inhaler and received at least one dose of study medication.

Further details on the study design and the full results for this study can be found on the GSK Clinical Study Register (DB2116960).

About COPD

COPD is a disease of the lungs that includes chronic bronchitis, emphysema or both. COPD is characterised by obstruction to airflow that interferes with normal breathing.(1) COPD is thought to affect 329 million people worldwide.(2)

Long-term exposure to lung irritants that damage the lungs and the airways are usually the cause of COPD. Cigarette smoke, breathing in second hand smoke, air pollution, chemical fumes or dust from the environment or workplace can all contribute to COPD. Most people who have COPD are at least 40 years old when symptoms begin.(3)

About Anoro Ellipta

Anoro Ellipta is a combination long-acting muscarinic antagonist (LAMA) (also known as an anticholinergic) / long-acting beta2-adrenergic agonist (LABA).

In the US, Anoro Ellipta is indicated for the long-term, once-daily, maintenance treatment of airflow obstruction in patients with COPD, including chronic bronchitis and/or emphysema. Anoro Ellipta is not indicated for the relief of acute bronchospasm or for the treatment of asthma. The FDA-approved strength is umeclidinium/vilanterol 62.5/25mcg. Full US prescribing information, including BOXED WARNING and Medication Guide are available at: https://www.gsksource.com/gskprm/htdocs/documents/ANORO-ELLIPTA-PI-MG.PDF.

In Europe, Anoro is indicated as a once-daily, maintenance bronchodilator treatment to relieve symptoms in adult patients with COPD. The approved strength in Europe is UMEC/VI 55mcg/22mcg (delivered dose, equivalent to 62.5mcg/25mcg pre-dispensed dose). For the EU Summary of Product Characteristics (SmPC), please visit: http://www.ema.europa.eu/docs/en_GB/document_library/EPAR_-_Product_Information/human/002751/WC500168424.pdf

Important Safety Information for Anoro Ellipta

The following Important Safety Information (ISI) is based on the Highlights section of the Prescribing Information for Anoro Ellipta. Please consult the full Prescribing Information for all the labelled safety information for Anoro Ellipta.

Long-acting beta2-adrenergic agonists (LABAs), such as vilanterol, one of the active ingredients in Anoro Ellipta, increase the risk of asthma-related death. A placebo-controlled trial with another LABA (salmeterol) showed an increase in asthma-related deaths in subjects receiving salmeterol. This finding with salmeterol is considered a class effect of all LABAs, including vilanterol. The safety and efficacy of Anoro Ellipta in patients with asthma have not been established. Anoro Ellipta is not indicated for the treatment of asthma.

Anoro Ellipta is contraindicated in patients with severe hypersensitivity to milk proteins or who have demonstrated hypersensitivity to either umeclidinium, vilanterol, or any of the other ingredients.

Anoro Ellipta should not be initiated in patients during rapidly deteriorating or potentially life-threatening episodes of COPD, or as rescue therapy for the treatment of acute episodes of bronchospasm, which should be treated with an inhaled, short-acting beta2-agonist.

Anoro Ellipta should not be used more often than recommended, at higher doses than recommended, or in conjunction with additional medicine containing a LABA, as an overdose may result.

Anoro Ellipta should be used with caution when considering coadministration with long-term ketoconazole and other known strong cytochrome P450 3A4 inhibitors because increased cardiovascular adverse effects may occur.

As with other inhaled medicines, Anoro Ellipta can produce paradoxical bronchospasm, which may be life-threatening.

Hypersensitivity reactions such as anaphylaxis, angioedema, rash, and urticaria may occur after administration of Anoro Ellipta. Discontinue Anoro Ellipta if such reactions occur.

Anoro Ellipta should be used with caution in patients with cardiovascular disorders, especially coronary insufficiency, cardiac arrhythmias, and hypertension.

Anoro Ellipta should be used with caution in patients with convulsive disorders, thyrotoxicosis, diabetes mellitus, ketoacidosis, and in patients who are unusually responsive to sympathomimetic amines.

Anoro Ellipta should be used with caution in patients with narrow-angle glaucoma. Instruct patients to contact a physician immediately should any signs or symptoms of narrow-angle glaucoma occur.

Anoro Ellipta should be used with caution in patients with urinary retention, especially in patients with prostatic hyperplasia or bladder neck obstruction. Instruct patients to contact a physician immediately should any signs or symptoms of urinary retention occur.

Beta-adrenergic agonist medicines may produce significant hypokalemia and transient hyperglycemia in some patients.

The most common adverse reactions (incidence >1% and more common than placebo) reported in four 6-month clinical trials with Anoro Ellipta (and placebo) were pharyngitis, 2% (<1%); sinusitis 1% (<1%); lower respiratory tract infection, 1% (<1%); constipation, 1% (<1%); diarrhea, 2% (1%); pain in extremity 2% (1%); muscle spasms, 1% (<1%); neck pain, 1% (<1%); and chest pain 1% (<1%). In addition to the 6-month efficacy trials with Anoro Ellipta, a 12-month trial evaluated the safety of umeclidinium/vilanterol 125 mcg/25 mcg in subjects with COPD. Adverse reactions (incidence >1% and more common than placebo) in subjects receiving umeclidinium/vilanterol 125 mcg/25 mcg were: headache, back pain, sinusitis, cough, urinary tract infection, arthralgia, nausea, vertigo, abdominal pain, pleuritic pain, viral respiratory tract infection, toothache, and diabetes mellitus.

Beta2-agonists, such as vilanterol should be administered with extreme caution to patients being treated with monoamine oxidase inhibitors, tricyclic antidepressants, or drugs known to prolong the QTc interval or within 2 weeks of discontinuation of such agents, because the effect of adrenergic agonists on the cardiovascular system may be potentiated.

Use beta blockers with caution as they not only block the pulmonary effect of beta2-agonists, such as vilanterol, but may produce severe bronchospasm in patients with COPD.

Use with caution in patients taking non—potassium-sparing diuretics, as electrocardiographic changes and/or hypokalemia associated with non—potassium-sparing diuretics may worsen with concomitant beta-agonists.

Avoid co-administration of Anoro Ellipta with other anticholinergic-containing drugs as this may lead to an increase in anticholinergic adverse effects such as cardiovascular effects, worsening of narrow-angle glaucoma, and worsening of urinary retention.

ANORO® and ELLIPTA® are trade marks of the GlaxoSmithKline group of companies.

HANDIHALER® is a trade mark of the Boehringer Ingelheim group of companies.

GSK — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer.  For further information please visit www.gsk.com.

Innoviva, Inc. — Innoviva, formerly known as Theravance, Inc., is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and, if approved and commercialized, VI monotherapy, as well. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc. For more information, please visit Innoviva’s website at www.inva.com. RELVAR®, BREO®, ANORO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

GSK enquiries:

UK Media enquiries:	David Mawdsley	+44 (0) 20 8047 5502	(London)
	Simon Steel	+44 (0) 20 8047 5502	(London)
	David Daley	+44 (0) 20 8047 5502	(London)
	Catherine Hartley	+44 (0) 20 8047 5502	(London)
	Claire Brough	+44 (0) 20 8047 5502	(London)

US Media enquiries:	Sarah Alspach	+1 202 715 1048	(Washington, DC)
	Sarah Spencer	+1 215 751 3335	(Philadelphia)
	Mary Anne Rhyne	+1 919 483 0492	(North Carolina)
	Jenni Ligday	+1 202 715 1049	(Washington, DC)
	Karen Hagens	+1 919 483 2863	(North Carolina)
	Gwynne Oosterbaan	+1 215 751 7468	(Philadelphia)

Analyst/Investor enquiries:	Ziba Shamsi	+44 (0) 20 8047 5543	(London)
	Tom Curry	+ 1 215 751 5419	(Philadelphia)
	Gary Davies	+44 (0) 20 8047 5503	(London)
	James Dodwell	+44 (0) 20 8047 2406	(London)
	Jeff McLaughlin	+1 215 751 7002	(Philadelphia)

Cautionary statement regarding forward-looking statements
GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under Item 3.D ‘Risk factors’ in the company’s Annual Report on Form 20-F for 2015.

Innoviva forward-looking statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: prescription and market share trends, payor coverage, the strategies, plans and objectives of the company, the timing, manner and amount of anticipated potential capital returns to stockholders (including without limitation, expectations of future share repurchases or cash dividends), the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products.  Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2015 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.  (INVA-G)

References:

(1)         World Health Organization. Chronic Respiratory Diseases. Available from: http://www.who.int/gard/publications/chronic_respiratory_diseases.pdf

(2)         Global, regional, and national incidence, prevalence, and years lived with disability for 301 acute and chronic diseases and injuries in 188 countries, 1990—2013: a systematic analysis for the Global Burden of Disease Study 2013. The Lancet; 2015. Available at: http://dx.doi.org/10.1016/S0140-6736(15)60692-4. Accessed September 2015

(3)         National Heart Lung and Blood Institute. Who is at risk for COPD? Accessed March 2014. Available at:https://www.nhlbi.nih.gov/health/health-topics/topics/copd/atrisk.html

INVA - G

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